                                                                    EXHIBIT 99.7

================================================================================

                             AUCTION AGENT AGREEMENT


                                      among

                            ZIONS FIRST NATIONAL BANK
                                   as Trustee

                                       and

                       GMAC EDUCATION LOAN FUNDING TRUST-I
                                    as Issuer

                                       and

                             [NAME OF AUCTION AGENT]
                                as Auction Agent

                           Dated as of _________, 200_
                                   Relating to

                              $[__________________]
                       GMAC Education Loan Funding Trust-I
                         Student Loan Asset-Backed Notes

================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                     ARTICLE I

                                       DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.  Terms Defined by Reference to Supplemental Indenture...............................................1
Section 1.02.  Terms Defined Herein...............................................................................1
Section 1.03.  Rules of Construction..............................................................................2

                                                     ARTICLE II

                                                    THE AUCTION

Section 2.01.  Purpose: Incorporation by Reference of Auction Procedures and Settlement Procedures................3
Section 2.02.  Preparation for Each Auction: Maintenance of Registry of Existing Owners...........................3
Section 2.03.  All Hold and Maximum Rates.........................................................................5
Section 2.04.  Auction Schedule...................................................................................5
Section 2.05.  Changes in Auction Periods or Auction Date.........................................................6
Section 2.06.  Notices to Existing Owners.........................................................................7
Section 2.07.  Payment Defaults...................................................................................7
Section 2.08.  Broker-Dealers.....................................................................................7
Section 2.09.  Access to and Maintenance of Auction Records.......................................................7
Section 2.10.  Membership in the Depository.......................................................................8

                                                    ARTICLE III

                                                 THE AUCTION AGENT

Section 3.01.  Duties and Responsibilities........................................................................8
Section 3.02.  Rights of the Auction Agent........................................................................9
Section 3.03.  Auction Agent's Disclaimer........................................................................10
Section 3.04.  Compensation; Remedies and Indemnification Relating to the Auction Agent..........................10
Section 3.05.  Compensation of the Broker-Dealers................................................................10

                                                     ARTICLE IV

                                                   MISCELLANEOUS

Section 4.01.  Term of Agreement.................................................................................11
Section 4.02.  Communications....................................................................................11
Section 4.03.  Entire Agreement..................................................................................13
Section 4.04.  Benefits..........................................................................................13

Section 4.05.  Amendment; Waiver.................................................................................13
Section 4.06.  Successor and Assigns.............................................................................13
Section 4.07.  Severability......................................................................................13
Section 4.08.  Execution in Counterparts.........................................................................13
Section 4.09.  Governing Law.....................................................................................13
Section 4.10.  Limited Liability of Wilmington Trust Company.....................................................13

                                                     ARTICLE V

                                                      HOLIDAYS

HOLIDAYS.........................................................................................................14

EXHIBIT A    FORM OF BROKER-DEALER AGREEMENT
EXHIBIT B    LIST OF INITIAL BROKER-DEALERS
SCHEDULE I   DETERMINATION AND COMPUTATION OF CARRY-OVER AMOUNTS

     THIS AUCTION AGENT AGREEMENT dated as of ________, 200_ (the "Agreement") is among Zions First National Bank, as trustee (the "Trustee"), pursuant to the [NAME OF SUPPLEMENTAL INDENTURE], dated as of _________, 200_, (the "Supplemental Indenture") which is supplemental to the Indenture of Trust, dated as of March 1, 2003, between GMAC Education Loan Funding Trust-I (the "Issuer") and the Trustee, as trustee; [NAME OF AUCTION AGENT], as auction agent (together with its successors and assigns, the "Auction Agent"); and the Issuer.

     The Issuer proposes to issue its Student Loan Asset-Backed Auction Rate Notes, (collectively, the "Notes") as follows:

Class                             Principal Amount
-----                             ----------------
Class ______ Notes                $[____________]
Class ______ Notes                $[____________]
Class ______ Notes                $[____________]

The Class _____ Notes mature on ________, 20__. All other classes of Notes mature on ________, 20__. The Trustee is entering into this Agreement pursuant to [Section 8] of the Supplemental Indenture.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Trustee, the Auction Agent and the Issuer agree as follows:

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

     Section 1.01 TERMS DEFINED BY REFERENCE TO SUPPLEMENTAL INDENTURE. Capitalized terms not defined herein shall have the respective meanings specified in the Supplemental Indenture.

     Section 1.02 TERMS DEFINED HEREIN. As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

     "AUCTION" shall have the meaning specified in Section 2.01 hereof.

     "AUCTION AGENT FEE RATE" shall mean the rate per annum at which the fee to be paid to the Auction Agent for the services rendered by it hereunder and under the Broker-Dealer Agreement accrues pursuant to Section 3.04(a) hereof.

     "AUCTION PROCEDURES" shall mean the Auction Procedures that are set forth in [Appendix A] of the Supplemental Indenture.

     "AUTHORIZED OFFICER" shall mean each Vice President, Assistant Vice President and Associate of the Auction Agent assigned to its Corporate Trust and Agency Services and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a communication to the Trustee.

     "AUTHORIZED TRUSTEE REPRESENTATIVE" shall mean each Senior Vice President, Vice President, Assistant Vice President, Senior Trust Officer, Trust Officer and Assistant Manager of the Trustee and every other officer or employee of the Trustee designated as an "Authorized Trustee Representative" for purposes hereof in a communication to the Auction Agent.

     "BROKER-DEALER AGREEMENT" shall mean each agreement between the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit A.

     "BROKER-DEALER FEE RATE" shall mean the rate per annum at which the fees to be paid to the Broker-Dealers for the services rendered by them under the Broker-Dealer Agreements in connection with the Auctions accrue pursuant to
Section 3.05(b) hereof.

     "EXISTING OWNER" shall mean an Existing Holder as defined in the Supplemental Indenture.

     "EXISTING OWNER REGISTRY" shall mean the register maintained by the Auction Agent pursuant to Section 2.02(a)(i) hereof.

     "OWNER" shall be a registered owner of any Notes, which is a Holder as defined in the Indenture.

     "PARTICIPANT" of any person shall mean the member of, or participant in, the Depository that will act on behalf of an Existing Owner or Potential Owner.

     "REDEMPTION DATE" means the date on which any of the Notes are redeemed.

     "SETTLEMENT PROCEDURES" shall mean the Settlement Procedures attached to the Broker-Dealer Agreement as Exhibit A thereto.

     Section 1.03 RULES OF CONSTRUCTION. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

     (a) words IMPORTING the singular number shall include the plural number and vice versa;

     (b) the captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect;

     (c) the words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole; and

     (d) all references herein to a particular time of day shall be to New York City time.

                                   ARTICLE II

                                   THE AUCTION

     Section 2.01 PURPOSE: INCORPORATION BY REFERENCE OF AUCTION PROCEDURES AND SETTLEMENT PROCEDURES.

     (a) The Supplemental Indenture provides that the interest rate on the Notes for each Interest Period after the Initial Interest Period, except as provided in [Section 3] thereof, shall equal the Auction Rate that an Auction Agent appointed by the Trustee advises that results from implementation of the Auction Procedures. The Trustee, in furtherance of its role as registrar and paying agent for the Notes, and with the consent of the Issuer, has duly appointed [NAME OF AUCTION AGENT] as Auction Agent for purposes of the Auction Procedures and to perform such other obligations and duties as are herein set forth. The Auction Agent hereby accepts such appointment and agrees that, on each Auction Date, it shall follow the procedures set forth in this Section and the Auction Procedures for the purpose of, among other things, determining the Applicable Interest Rate for each series of the Notes for each Interest Period (other than the Initial Interest Period). Each periodic operation of such procedures is hereinafter referred to as an "Auction."

     (b) Without prejudice to Section 3.01(a) hereof, all of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

     Section 2.02 PREPARATION FOR EACH AUCTION: MAINTENANCE OF REGISTRY OF EXISTING OWNERS.

     (a)     (i)    Not later than seven days prior to each Auction Date in
which a Broker-Dealer will participate, the Trustee shall provide the Auction Agent with a manually signed Broker-Dealer Agreement executed by each such Broker-Dealer, if not previously so provided. The Auction Agent shall maintain a current registry of persons that are Broker-Dealers, compiled as described below, that are owners of Notes as indicated in the records of the Auction Agent (such registry being herein called the "Existing Owner Registry"). Such persons shall constitute the Existing Owners for purposes of each Auction. The Broker-Dealer shall provide or cause to be provided to the Auction Agent on the Date of Issuance a list of the initial Existing Owners of Notes, the aggregate principal amount of Notes held by each initial Existing Owner and the respective Broker-Dealer through which such Existing Owner purchased the Notes. The Auction Agent may rely upon, as evidence of the identities of the Existing Owners, (A) such list, (B) the results of each Auction, and (C) notices from any Existing Owner, the Participant of any Existing Owner or the Broker-Dealer of any Existing Owner as described in the first sentence of Section 2.02(a)(iii) hereof.

             (ii) The Trustee shall notify the Auction Agent in writing when any notice of redemption is sent to the Depository as Owner of Notes not later than 11:00 a.m. on the date such notice is sent. In the event the Auction Agent receives from the Trustee written notice of any partial redemption of any Notes, the Auction Agent shall, at least three

     Business Days prior to the Redemption Date, with respect to such Notes, request the Depository to notify the Auction Agent of the identities of the Participants (and the respective principal amounts) from the accounts of which Notes have been called for redemption and the person or department at such Participant to contact regarding such redemption and, at least one Business Day prior to the Redemption Date, with respect to Notes being partially redeemed, the Auction Agent shall request each Participant so identified to disclose to the Auction Agent (upon selection by such Participant of the Existing Owners whose Notes are to be redeemed) the aggregate principal amount of such Notes of each such Existing Owner, if any, to be redeemed by the Issuer and the respective Broker-Dealer through which said Existing Owner purchased such Note; provided the Auction Agent has been furnished with the name and telephone number of a person or department at such Participant from which it is to request such information. In the absence of receiving any such information with respect to an Existing Owner, from such Existing Owner's Participant or otherwise, the Auction Agent may continue to treat such Existing Owner as the owner of the aggregate principal amount of Notes shown in the Existing Owner Registry. By the close of business on the day the Auction Agent receives any notice pursuant to this paragraph (ii), the Auction Agent shall forward the contents of such notice to the related Broker-Dealer by telephone, confirmed in writing.

             (iii) The Auction Agent shall register in the Existing Owner Registry a transfer of Notes from an Existing Owner to another person only if (A) such transfer is pursuant to an Auction or (B) such transfer is made other than pursuant to an Auction, the Auction Agent has been notified in writing in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreement by the Existing Owner that is the transferor, the Participant of such Existing Owner or the Broker-Dealer of such Existing Owner, of such transfer. The Auction Agent shall rescind a transfer made on the Existing Owner Registry if the Auction Agent has been notified in writing in a notice substantially in the form of Exhibit D to the Broker-Dealer Agreement by the Broker-Dealer of any person that (i) purchased any Notes and the seller failed to deliver such Notes or (ii) sold any Notes and the purchaser failed to make payment to such person upon delivery to the purchaser of such Notes. The Auction Agent is not required to accept any notice of transfer or rescission delivered prior to an Auction unless it is received by the Auction Agent by 3:00 p.m. on the Business Day next preceding the applicable Auction Date.

     (b) The Auction Agent may request that the Broker-Dealers, as set forth in the Broker-Dealer Agreements, provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are beneficial owners of Notes and the aggregate principal amount of Notes beneficially owned by each such customer. The Auction Agent shall keep confidential any such information and shall not disclose any such information so provided to any person other than the relevant Broker-Dealer, the Issuer and the Trustee, provided that the Auction Agent reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would be unlawful or if the failure to do so would expose the Auction Agent to loss, liability, claim or damage for which it shall not previously have been adequately indemnified.

     (c) In the event that any day that is scheduled to be an Auction Date shall be changed after the Auction Agent shall have given the notice referred to in clause (vi) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers not later than 9:15 a.m. on the earlier of the new Auction Date or the old Auction Date.

     Section 2.03 ALL HOLD AND MAXIMUM RATES.

     (a)     The Auction Agent shall determine the Maximum Rate as set forth in
Section 2.03(b)(i) hereof. The Issuer shall determine the Net Loan Rate if then required to do so under the Indenture, and shall promptly give the Auction Agent and the Trustee notice thereof.

     (b)     (i)    On each Auction Date, the Auction Agent shall determine the
All Hold Rate, the Maximum Rate, the One-Month LIBOR and the Applicable LIBOR Rate and the components thereof. Not later than 9:00 a.m. on each Auction Date, the Auction Agent shall obtain One-Month LIBOR and the Applicable LIBOR Rate. Not later than 10:30 a.m. on each Auction Date, the Auction Agent shall notify the Trustee and the Broker-Dealers of the All Hold Rate, the Maximum Rate, One-Month LIBOR and the Applicable LIBOR Rate so determined.

             (ii) If the ownership of the Notes is no longer maintained in book-entry form by the Depository, no further Auctions will be held and the interest rate on the Notes for each subsequent Interest Period will equal the Maximum Rate as determined by the Trustee on the Business Day immediately preceding the first day of such Interest Period as provided in the Supplemental Indenture.

     (c) Upon receipt of notice from the applicable Broker-Dealer of a change in the length of one or more Interest Periods described in the Supplemental Indenture, and provided that no certificate was received from the applicable Broker-Dealer pursuant to the Supplemental Indenture, then the interest rate on the Notes for the next Interest Period shall be determined pursuant to the Auction Procedures. If a certificate from the applicable Broker-Dealer is received by the Auction Agent pursuant to the Supplemental Indenture but Sufficient Bids do not exist on the Auction Date for such first Interest Period then the interest rate on the Notes for the next Interest Period shall be the Maximum Rate as provided in the Supplemental Indenture.

     Section 2.04 AUCTION SCHEDULE. The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Trustee, which consent shall not be unreasonably withheld or delayed. The Auction Agent shall give notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

         Time                                 Event
         ----                                 -----
         By 9:00 a.m.                         Auction Agent obtains One-Month
                                              LIBOR and the Applicable
                                              LIBOR Rate.

         By 10:30 a.m.                        Auction Agent advises the Trustee
                                              and the Broker-Dealers of the
                                              applicable Maximum Rate, the
                                              applicable All Hold

                                              Rate, One-Month LIBOR and the
                                              Applicable LIBOR Rate, as set
                                              forth in Section 2.03(b)(i)
                                              hereof.

         9:30 a.m. - 1:00 p.m.                Auction Agent assembles
                                              information communicated to it by
                                              Broker-Dealers as provided in
                                              [Section 4(b)(i)] of the
                                              Supplemental Indenture. Submission
                                              Deadline is 1:00 p.m.

         Not earlier than 1:00 p.m.           Auction Agent makes determinations
                                              pursuant to [Section 4(c)(i)] of
                                              the Supplemental Indenture.
                                              Submitted Bids and Submitted Sell
                                              Orders are accepted and rejected
                                              in whole or in part and principal
                                              amounts of Notes are allocated as
                                              provided in [Sections 4(d) and
                                              4(e)] of the Supplemental
                                              Indenture.

         By approximately 3:00 p.m.           Auction Agent advises Trustee of
                                              the Auction Rate for the next
                                              Interest Period and the results of
                                              Auction as provided in [Section
                                              4(c)(ii)] of the Supplemental
                                              Indenture. Auction Agent gives
                                              notice of Auction results as set
                                              forth in Section 2.04(a) of the
                                              Broker-Dealer Agreement.

     Section 2.05 Changes in Auction Periods or Auction Date.

     (a)     Changes in Auction Period or Periods.

             (i) The Auction Agent shall deliver any notice delivered to it pursuant to Section [_____] of the Auction Procedures to the Existing Owners within two Business Days of its receipt thereof.

             (ii) The Auction Agent shall deliver any certificate delivered to it pursuant to Section [_____] of the Auction Procedures to the Broker-Dealers not later than 3:00 p.m. on the Business Day before the next Auction Date by telecopy or similar means.

             (iii) If, after delivery, to the Auction Agent of the notice referred to in Section [_____] of the Auction Procedures the Auction Agent fails to receive the certificate referred to in Section [_____] of the Auction Procedures by 11:00 a.m. on the Business Day before the next Auction Date, the Auction Agent shall deliver a notice of such failure to the Broker-Dealers not later than 3:00 p.m. on such Business Day by telecopy or other similar means.

             (iv) If, after delivery to the Auction Agent of the notice referred to in Section [_____] of the Auction Procedures and the certificate referred to in Section [_____] of the Auction Procedures, Sufficient Bids are not received by the Auction Agent by the submission deadline, the Auction Agent shall deliver notice of such delivery to the Broker-Dealers not later than 3:00 p.m. on such Auction Date by telephone confirmed in writing the next Business Day.

     (b) Changes in Auction Date. The Auction Agent shall deliver any notice delivered to it pursuant to Section [_____] of the Auction Procedures to the Broker-Dealers within three Business Days of its receipt thereof.

     Section 2.06 NOTICES TO EXISTING OWNERS. The Auction Agent shall be entitled to rely upon the address of each Existing Owner as such address is delivered by such Existing Owner in connection with any notice to Existing Owners required to be given by the Auction Agent.

     Section 2.07 PAYMENT DEFAULTS.

     (a) The Auction Agent shall deliver a copy of any notice received by it from the Trustee to the effect that a Payment Default has occurred to the Broker-Dealers on the Business Day of the receipt thereof or as soon as practicable thereafter by telecopy or other similar means.

     (b) The Auction Agent shall deliver a copy of any notice received by it from the Trustee to the effect that a Payment Default has been cured to the Broker-Dealers on the Business Day of its receipt thereof or as soon as practicable thereafter by telecopy or other similar means.

     (c) If a Payment Default shall have occurred, the Trustee shall calculate the Non-Payment Rate on the first day of (i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Payment Default.

     Section 2.08 BROKER-DEALERS.

     (a) If the Auction Agent is provided with a copy of a Broker-Dealer Agreement, which has been manually signed, with any person listed on Exhibit B hereto, it shall enter into such Broker-Dealer Agreement with such person.

     (b) The Auction Agent may, at the written direction of the Issuer, enter into a Broker-Dealer Agreement with any other person who requests to be selected to act as a Broker-Dealer. Any such Broker-Dealer shall have a capital surplus of at least $50,000,000. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

     (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Trustee at the direction of the Issuer.

     Section 2.09 ACCESS TO AND MAINTENANCE OF AUCTION RECORDS. The Auction Agent shall afford to the Trustee or the Issuer, its agents, independent public accountants and counsel, access at reasonable times during normal business hours to review and make extracts or copies (at the Issuer's sole cost and expense) of all books, records, documents and other information concerning the conduct and results of Auctions, provided that any such agent, accountant, or counsel shall furnish the Auction Agent with a letter from the Trustee or the Issuer requesting that the Auction Agent afford such person access. The Auction Agent shall maintain records relating to any Auction for a period of two years after such Auction (unless requested by the Issuer in writing to maintain such records for such longer period not in excess of four years, then for such longer period), and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent hereunder. The Trustee agrees to keep any information regarding the customers of any Broker-Dealer received from the Auction Agent in connection with this Agreement or any Auction confidential and shall not disclose such information or permit the disclosure of such information without the prior written consent of the applicable Broker-Dealer to anyone except such agent, accountant or counsel engaged to audit or review the results of Auctions as permitted by this Section 2.09. Any such agent, accountant or counsel, before having access to such information, shall agree to keep such information confidential and not to disclose such information or permit disclosure of such information without the prior written consent of the applicable Broker-Dealer, except as may otherwise be required by law.

     Section 2.10 MEMBERSHIP IN THE DEPOSITORY. As of the date hereof, the Auction Agent is a member of, or participant in, the Depository. The Auction Agent will provide the Trustee with notice at least 90 days prior to the date, if any, on which it shall resign as a member of, or participant in, the Depository.

                                   ARTICLE III

                                THE AUCTION AGENT

     Section 3.01 DUTIES AND RESPONSIBILITIES.

     (a) The Auction Agent is acting solely as agent for the Trustee and the Issuer hereunder and owes no fiduciary or other duties to any other person by reason of this Agreement and no implied duties, fiduciary or otherwise, shall be read into this Agreement.

     (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement or incorporated herein by reference from the Supplemental Indenture, and no implied covenants or obligations shall be read into this Agreement or the Supplemental Indenture against the Auction Agent by reason of anything set forth in the Offering Memorandum or any other offering material employed in connection with the offering and sale of the Notes, or otherwise. In the event of a conflict between any provisions of this Agreement and the Supplemental Indenture, the provisions contained in this Agreement shall govern.

     (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts. In no event shall the Auction Agent be liable for special, indirect or consequential loss or damages of any kind whatsoever (including, but not limited to, loss of profits), even if the Auction Agent has been advised of the likelihood of such loss or damages and regardless of the form of action, except in the event of bad faith or negligence on the part of the Auction Agent.

     (d) The Auction Agent represents and warrants that, assuming this Agreement is a legal, valid and binding agreement among the other parties hereto, this Agreement is a legal, valid and binding agreement of the Auction Agent enforceable in accordance with its terms, except as such enforceability may be limited by laws relating to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Auction Agent shall not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own.

     (e) Whenever in the administration of the provisions of this Agreement the Auction Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Auction Agent, be deemed to be conclusively proved and established by a certificate signed by the Issuer or the Broker-Dealer and delivered to the Auction Agent and such certificate, in the absence of negligence or bad faith on the part of the Auction Agent, shall be full warrant to the Auction Agent for any action taken, suffered or omitted by it under the provisions of this Agreement upon the good faith thereof.

     (f) The Auction Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

     (g) Any corporation into which the Auction Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Auction Agent shall be a party, or any corporation succeeding to the business of the Auction Agent shall be the successor of the Auction Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where any instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

     Section 3.02 RIGHTS OF THE AUCTION AGENT.

     (a) The Auction Agent may conclusively rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, bond certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Trustee, a Broker-Dealer, the Issuer or the Depository. The Auction Agent may record telephone communications with the Trustee or with the Broker-Dealers or both.

     (b) The Auction Agent may consult with counsel of its choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

     (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any willful misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

     Section 3.03 AUCTION AGENT'S DISCLAIMER. The Auction Agent makes no representation as to the validity, adequacy or accuracy of this Agreement, the Broker-Dealer Agreement or the Notes or any offering document used in connection with the offer and sale of the Notes or otherwise.

     Section 3.04 COMPENSATION; REMEDIES AND INDEMNIFICATION RELATING TO THE AUCTION AGENT.

     (a) On each Interest Payment Date, for the term of this Agreement, the Auction Agent shall be paid for services rendered hereunder and under the Broker-Dealer Agreements a service charge for the succeeding Interest Period in an amount equal to the product of (i) a fraction, the numerator of which is the number of days in the Auction Period commencing during such Interest Period (or, in the case of the initial period, the actual number of days elapsed since the date of delivery of the Notes) and the denominator of which is 360, times (ii) the Auction Agent Fee Rate times (iii) the aggregate principal amount of Outstanding Notes at the close of business on the Interest Payment Date (the "Auction Agent Fee"). The Issuer shall pay to the Auction Agent the Auction Agent Fee as described in the previous sentence in same day funds. The Auction Agent Fee shall be payable solely out of amounts in the Administration Fund pursuant to [Section 5(b)] of the Supplemental Indenture in accordance with this
Section 3.04(a). The Auction Agent Fee Rate shall be determined as set forth on
Schedule I hereto.

     (b) The Issuer shall indemnify and hold harmless the Auction Agent, but solely to the extent payable from the Trust Estate pursuant to the Indenture, for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with its agency under this Agreement and the Broker-Dealer Agreements, including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder and of enforcing this indemnification provision; provided that the Trustee shall not indemnify the Auction Agent pursuant to this Section 3.04(b) for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties hereunder and under the Broker-Dealer Agreements.

     Section 3.05 COMPENSATION OF THE BROKER-DEALERS.

     (a) The Broker-Dealers shall be entitled to receive a fee for all services rendered by them under the Broker-Dealer Agreements, as provided in the Broker-Dealer Agreements (the "Broker-Dealer Fee"). The Auction Agent shall pay the Broker-Dealer Fee payable to each Broker-Dealer as provided in Section 2.05 of the Broker-Dealer Agreements.

                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.01 TERM OF AGREEMENT.

     (a) This Agreement shall terminate on the earlier of (i) the date on which the Notes are no longer outstanding under the Supplemental Indenture and
(ii) the date on which this Agreement is terminated in accordance with this
Section 4.01. The Auction Agent may terminate this Agreement upon written notice to the Trustee and the Issuer on the date specified in such notice, which date shall be no earlier than 90 days after the date of delivery of such notice. Notwithstanding the foregoing, the provisions of this Agreement (except as provided in Section 4.01(b) below) shall terminate upon the delivery of certificates representing the Notes pursuant to [Section 17] of the Supplemental Indenture. Notwithstanding the foregoing, the Auction Agent may terminate this Agreement upon 25 days' prior written notice to the Issuer and the Trustee if it has not received payment of any Auction Agent Fee due in accordance with Section 3.04(a) hereof for more than 30 days. The Auction Agent may be removed at any time by the Trustee if the Auction Agent is an entity other than the Trustee, acting at the written direction of (i) an Authorized Officer of the Issuer or
(ii) the Owners of 66-2/3% of the aggregate principal amount of the Series 2003-1 Senior Notes of all series then outstanding (or if there are no Series 2003-1 Senior Notes Outstanding, the Owners of 66-2/3% of the aggregate principal amount of the Series 2003-1 Subordinate Notes), and if by such Owners, by an instrument signed by such Holders or their counsel and filed with the Auction Agent, the Issuer and the Trustee upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent shall be effective unless and until a successor Auction Agent has been appointed and has accepted such appointment. If the Auction Agent and the Trustee are the same entity, the Auction Agent may be removed as described above, with the Issuer acting in lieu of the Trustee.

     (b) Except as otherwise provided in this Section 4.01(b), the respective rights and duties of the Trustee and the Auction Agent under this Agreement shall cease upon termination of this Agreement. The covenants and obligations of the Trustee to the Auction Agent under Section 3.04 hereof and to the Broker-Dealers under Section 3.05 hereof and the rights of the Auction Agent under Section 3.02 and 3.04 hereof, shall survive the termination of this Agreement. Upon termination of this Agreement, the Broker-Dealer Agreements shall automatically terminate and the Auction Agent shall (i) promptly deliver to the Issuer copies of all books and records maintained by it in connection with its duties hereunder, and (ii) at the written request of the Issuer promptly transfer to the Trustee or any successor Auction Agent any funds deposited by the Issuer with the Auction Agent pursuant to this Agreement which have not previously been distributed by the Auction Agent in accordance with this Agreement.

     Section 4.02 COMMUNICATIONS. Except for (a) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (b) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party addressed to it at its address, or facsimile number set forth below:

     If to the Auction Agent:          [NAME AND CONTACT INFORMATION FOR
                                       AUCTION AGENT]
                                       Attention: _______________
                                       Telephone:  ______________
                                       Telecopy:  _______________

     If to the Trustee:                Zions First National Bank
                                       717 17th Street, Suite 301
                                       Denver, Colorado  80202
                                       Attention: Corporate Trust Department
                                       Telephone: (720) 947-7470
                                       Telecopy: (720) 947-7480

     If to the Broker-Dealer:          [NAME AND CONTACT INFORMATION FOR
                                       BROKER-DEALER]
                                       Attention:  ________________
                                       Telephone:  ________________
                                       Telecopy:  _________________

     If to the Issuer:                 GMAC Education Loan Funding Trust-I
                                       c/o Wilmington Trust Company
                                       Rodney Square North
                                       1100 North Market Street
                                       Wilmington, Delaware 19890
                                       Attention: Corporate Trust Administration
                                       Telephone: (302) 636-6019
                                       Telecopy:  (302) 636-4140

     With a copy to:                   GMAC Education Loan Funding
                                       1801 California Street, Suite 3700
                                       Denver, CO 80202
                                       Attention: Ronald W. Page
                                       Telephone:  (303) 293-8500
                                       Telecopy:  (303) 293-3280

or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Trustee by an Authorized Trustee Representative and on behalf of the Auction Agent by an Authorized Officer.

     Section 4.03 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred between the parties relating to the subject matter hereof.

     Section 4.04 BENEFITS. Except for provisions hereunder which expressly recognize rights in other persons, nothing herein, express or implied, shall give to any person, other than the Trustee, the Auction Agent, the Issuer and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

     Section 4.05 AMENDMENT; WAIVER.

     (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged; provided, however, that the prior written consent of an affected third party shall be obtained if the modification, amendment, rescission, cancellation or waiver would affect provisions expressly related to the affected third party.

     (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     Section 4.06 SUCCESSOR AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of the Trustee, the Issuer and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

     Section 4.07 SEVERABILITY. If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

     Section 4.08 EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 4.09 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made to be performed in said state.

     Section 4.10 LIMITED LIABILITY OF WILMINGTON TRUST COMPANY. Wilmington Trust Company acts solely as the Delaware Trustee hereunder and not in its individual capacity. All persons having any claim against the Issuer or the Delaware Trustee by reason of this Agreement shall look only to the Trust Estate (as defined in the Indenture) for payment or satisfaction thereof.

                                    ARTICLE V

                                    HOLIDAYS

     The Trustee shall maintain with the Auction Agent a current list of its bank holidays.

     IN WITNESS WHEREOF, the parties hereto have caused this AUCTION AGENT AGREEMENT to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                       ZIONS FIRST NATIONAL BANK,
                                       as Trustee

                                       By:
                                          --------------------------------------
                                       Its:  Vice President and Trust Officer


                                       [NAME OF AUCTION AGENT],
                                       as Auction Agent

                                       By:
                                          --------------------------------------
                                       Its:


                                       GMAC EDUCATION LOAN FUNDING
                                       TRUST-I, as Issuer

                                       By: GMAC Commercial Holding Capital
                                       Corp., as Issuer Administrator

                                       By:
                                          --------------------------------------
                                       Its:

                                                                    EXHIBIT A TO
                                                         AUCTION AGENT AGREEMENT

                                     FORM OF
                             BROKER-DEALER AGREEMENT

                                                                    EXHIBIT B TO
                                                         AUCTION AGENT AGREEMENT

                         LIST OF INITIAL BROKER-DEALERS

                            [NAME OF BROKER-DEALERS]

                                   SCHEDULE I

                                AUCTION AGENT FEE

                           [TO BE PROVIDED SEPARATELY]